UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

[Missing Graphic Reference]
Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 27, 2011

Cascade Financial Corporation
(Exact name of registrant as specified in its charter)

Washington (State of incorporation or organization)	000-25286 (Commission File Number)	91-1661954 (I.R.S. Employer Identification No.)
2828 Colby Avenue Everett, Washington (Address of principal executive offices)	98201 (Zip Code)
Registrant’s telephone number, including area code: (425) 339-5500

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
 ☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Matters

On June 27, 2011, Cascade Financial issued a press release announcing that the approvals of the Federal Deposit Insurance Corporation (FDIC) and the California Department of Financial Institutions for the merger of Cascade Bank into Opus Bank have been received, and that the waiver of the Federal Reserve Bank to the merger of Cascade Financial with a subsidiary of Opus Bank, Opus Acquisition, Inc., has been obtained. The transaction is expected to be completed on June 30, 2011. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)       Exhibits

99.1     Press release dated June 27, 2011.

Forward-Looking Statements

This report contains statements that are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are provided to assist in the understanding of anticipated future financial results. However, such forward-looking statements involve risks and uncertainties relating to interest rates, approval and completion of the merger with Opus Bank, regulatory enforcement actions to which Cascade Financial and Cascade Bank are currently and may in the future be subject, inability to attract and retain deposits, changes in capital classifications, changes in the level of nonperforming assets and charge-offs, and general market risks. For a discussion of certain factors that may cause such forward-looking statements to differ materially from Cascade Financial's actual results, see the company's Annual Report on Form 10-K for the year ended December 31, 2010, the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, and other reports filed with the Securities and Exchange Commission. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CASCADE FINANCIAL CORPORATION
(Registrant)
June 27, 2011	/s/ Debra L. Johnson
(Date)	Debra L. Johnson Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit             Description

99.1                  Press release dated June 27, 2011.